Exhibit 99.1

Amalgamated Financial Corp. Announces Pricing of Subordinated Notes Offering

NEW YORK, Nov. 4, 2021 (GLOBE NEWSWIRE) — Amalgamated Financial Corp. (the “Company”) (Nasdaq: AMAL), the holding company for Amalgamated Bank (the “Bank”), today announced the pricing of its public offering of $85,000,000 aggregate principal amount of its 3.250% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Notes”). The price to the public for the Notes is 100% of the principal amount of the Notes. The Notes will mature on November 15, 2031. Interest on the Notes initially will accrue at a rate equal to 3.250% per annum from and including November 8, 2021 to, but excluding, November 15, 2026, payable semiannually in arrears. From and including November 15, 2026 to, but excluding, November 15, 2031 or the earlier redemption date, interest will accrue at a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term Secured Overnight Financing Rate (SOFR) (as defined in the Notes), plus a spread of 230 basis points, payable quarterly in arrears. The Notes are intended to qualify as Tier 2 capital for regulatory purposes.

The offering is expected to close on November 8, 2021, subject to the satisfaction of customary closing conditions.

Keefe, Bruyette & Woods, A Stifel Company, acted as the sole book-running manager, and Loop Capital Markets acted as the co-manager for the Notes offering.

The Company intends to use the net proceeds from this offering for general corporate purposes, including for funding the cash consideration to be paid in the Company’s acquisition of Amalgamated Investments Company and for ongoing working capital needs.

The offering of the Notes is being made by means of a prospectus supplement and an accompanying base prospectus. The Company previously filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (File No. 333-260076) and has filed a preliminary prospectus supplement to the base prospectus contained in the registration statement for the Notes to which this communication relates. The Company will file a final prospectus supplement relating to the Notes. Prospective investors should read the base prospectus contained in the registration statement, the preliminary prospectus supplement, the final prospectus supplement and the other documents the Company has filed or will file with the SEC for more complete information about the Company and the Notes offering.

Copies of these documents, when available, can be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or may be obtained by contacting Keefe, Bruyette & Woods, Inc., toll-free at (800) 966-1559 or by emailing USCapitalMarkets@kbw.com.

No Offer or Sale

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, the base prospectus contained in the registration statement, the preliminary prospectus supplement or the final prospectus supplement relating thereto.

About Amalgamated Financial Corp.

Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of six branches in New York City, Washington D.C., San Francisco, and Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country’s oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of September 30, 2021, the Company’s total assets were $6.9 billion, total net loans were $3.1 billion, and total deposits were $6.2 billion. Additionally, as of September 30, 2021, the Company’s trust business held $39.5 billion in assets under custody and $16.1 billion in assets under management.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical or current fact nor are they assurances of future performance and generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “anticipate,” “intend,” “could,” “should,” “would,” “believe,” “project,” “plan,” “goal,” “target,” “potential,” “pro-forma,” “seek,” “contemplate,” “expect,” “estimate,” “continue,” “project,” “anticipated,” “modeled” or “forecasted” or the negative thereof as well as other similar words and expressions of the future. These forward-looking statements include, without limitation, those relating to the anticipated closing date of the Offering and the Company’s intended use of the net proceeds from the Offering. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict as to timing, extent, likelihood and degree of occurrence, which could cause the Company’s actual results to differ materially from those anticipated in or by such statements. Potential risks and uncertainties include, but are not limited to, the Company’s ability to complete the Offering and to deploy the net proceeds of the Offering as the Company currently expects. The Company cautions readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company does not intend to and, except as required by applicable law, disclaims any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, unless required to do so under applicable securities laws.